UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2016

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

300 SW Broad Street,
Southern Pines, NC 28387	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2016, First Bancorp (the “Company”), the holding company for First Bank, Southern Pines, North Carolina, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Carolina Bank Holdings, Inc. (“CLBH”), the holding company for Carolina Bank, Greensboro, North Carolina. Under the Merger Agreement, CLBH will merge with and into the Company (the “Merger”) and Carolina Bank will merge with and into First Bank.

Subject to the terms and conditions of the Agreement, CLBH’s shareholders will have the right to receive 1.002 shares of the Company’s common stock or $20.00 in cash, or a combination thereof, for each share of CLBH common stock. The total merger consideration will be prorated as necessary to ensure that 25% of the total outstanding shares of CLBH’s common stock will be exchanged for cash and 75% of the total outstanding shares of CLBH’s common stock will be exchanged for shares of the Company’s common stock in the Merger. The aggregate merger consideration equals $97.3 million. The parties anticipate closing the Merger during the fourth quarter of 2016.

The Merger Agreement has been approved by the boards of directors of each of the Company and CLBH. The closing of the Merger is subject to the required approval of CLBH’s shareholders, requisite regulatory approvals, the effectiveness of the registration statement to be filed by the Company with respect to the stock to be issued in the Merger, and other customary closing conditions.

The Merger Agreement contains usual and customary representations and warranties that the Company and CLBH made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and CLBH, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and CLBH rather than establishing matters as facts.

The Merger Agreement also provides that at the closing of the Merger, the Company will designate two specified members of CLBH’s board of directors to join the boards of directors of First Bancorp and First Bank.

The Merger Agreement may be terminated in certain circumstances, including: (i) by mutual written agreement of the parties; (ii) by either party in the event of a breach by the other party of any representation, warranty, covenant, or other agreement contained in the Merger Agreement which has not been cured within thirty days and where such breach is reasonably likely to permit such party to refuse to consummate the Merger; (iii) by either party in the event that any consent of any required regulatory authority is denied by final action or any law or order prohibiting the Merger shall become final and nonappealable; (iv) by either party if the requisite CLBH shareholder approval is not obtained; (v) by either party in the event that the Merger shall not have been consummated by March 31, 2017; (vi) by the Company in the event that the CLBH board of directors has not recommended for approval the Merger Agreement to its shareholders; (vii) by CLBH, prior to CLBH shareholder approval, to enter into a superior proposal; or (viii) by CLBH or the Company without penalty when certain events occur related to the Company’s stock price decreasing. Upon termination of the Merger Agreement by (i) the Company if the CLBH board of directors has not recommended for approval the Merger Agreement to its shareholders, or (ii) by CLBH to enter into a superior proposal, CLBH may be required to pay the Company a termination fee of $3.5 million.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The related press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with entering into the Merger Agreement, each of the directors and certain executive officers of CLBH have entered into a voting and support agreement (collectively, the “Support Agreements”). The Support Agreements generally require that the shareholder party thereto vote all of his or her shares of CLBH common stock in favor of the Merger and against alternative transactions and generally prohibit such shareholder from transferring his or her shares of CLBH common stock prior to the consummation of the Merger. The Support Agreements will terminate upon the earlier of the consummation of the Merger and the termination of the Agreement in accordance with its terms.

The foregoing summary of the Support Agreements is qualified in its entirety by reference to the complete text of such document, which is included as Exhibit A to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

In connection with entering into the Merger Agreement, CLBH has agreed to use its commercially reasonable efforts to cause each of the current option holders of CLBH’s stock options to agree to cancel, effective upon and subject to the Merger, all of their respective CLBH options in exchange for a cash payment of $20.00 minus the exercise price for each CLBH share subject to such stock option. Any CLBH stock option not cancelled will convert into an option to acquire the Company’s stock.

Participants in the Merger Solicitation.

The Company and CLBH, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of CLBH in respect of the Merger. Information regarding the directors and executive officers of the Company and CLBH and other persons who may be deemed participants in the solicitation of the shareholders of CLBH in connection with the Merger will be included in the proxy statement/prospectus for CLBH’s special meeting of shareholders, which will be filed by the Company with the SEC. Information about the Company’s directors and executive officers can also be found in the Company’s definitive proxy statement in connection with its 2016 annual meeting of shareholders, as filed with the SEC on April 4, 2016, and other documents subsequently filed by the Company with the SEC. Information about CLBH’s directors and executive officers can also be found in CLBH’s definitive proxy statement in connection with its 2016 annual meeting of shareholders, as filed with the SEC on April 5, 2016, and other documents subsequently filed by CLBH with the SEC. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the Merger filed with the SEC when they become available.

Item 8.01 Other Events.

On June 22, 2016, the Company issued a press release announcing the execution of the Merger Agreement with CLBH. The complete text of the press release is attached to this report as Exhibit 99.1. The Company has posted on the “Investor Relations” page of its website (http://investor.localfirstbank.com) supplemental information related to the Merger in the investor presentation slides attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 21, 2016, by and between First Bancorp and Carolina Bank Holdings, Inc.

99.1	Press release dated June 22, 2016 announcing the Merger Agreement with Carolina Bank Holdings, Inc.

99.2	Investor Presentation dated June 22, 2016

Cautionary Statements Regarding Forward-Looking Information.

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on the Company’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the Merger may not be timely completed, if at all; that prior to completion of the Merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, shareholder, or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the Merger; diversion of management time to Merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2015 and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor CLBH undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, the Company and CLBH claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It.

This communication is being made in respect of the Merger involving the Company and CLBH. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the Merger, the Company will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement/prospectus for the shareholders of CLBH. The Company also plans to file other documents with the SEC regarding the Merger with CLBH. CLBH will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement/prospectus, as well as other filings containing information about the Company and CLBH, will be available without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and other documents filed with the SEC in connection with the Merger can also be obtained, when available, without charge, from the Company’s website (http://www.localfirstbank.com) and CLBH’s website (http://www.carolinabank.com).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST BANCORP

By:	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

Date: June 22, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 21, 2016, by and between First Bancorp and Carolina Bank Holdings, Inc.

99.1	Press Release dated June 22, 2016 announcing the Merger Agreement with Carolina Bank Holdings, Inc.

99.2	Investor Presentation dated June 22, 2016